UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013 (February 26, 2013)

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-54273 (Commission File Number)	27-0617340 (I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 27, 2013, Summit Hotel Properties, Inc. (the “Company”) and its operating partnership, Summit Hotel OP, LP (the “Operating Partnership”), entered into separate sales agreements (each, a “Sales Agent Agreement” and, collectively, the “Sales Agent Agreements”) with each of Robert W. Baird & Co. Incorporated, Deutsche Bank Securities Inc., JMP Securities LLC, MLV & Co. LLC and RBC Capital Markets, LLC (each, a Sales Agent and, collectively, the “Sales Agents”), pursuant to which the Company may sell the Company’s shares of common stock, $0.01 par value per share, having an aggregate offering price of up to $75,000,000 (the “Shares”), from time to time through any Sales Agent, acting as sales agent and/or principal.

Pursuant to the Sales Agent Agreements, the Shares may be offered and sold through any Sales Agent in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or, with the prior consent of the Company, in privately negotiated transactions. Each Sales Agent will be entitled to compensation equal to up to 2.0% of the gross proceeds of the Shares sold through that Sales Agent from time to time under the applicable Sales Agent Agreement. The Company has no obligation to sell any of the Shares under any of the Sales Agent Agreements and may at any time suspend solicitations and offers under, or terminate, any of the Sales Agent Agreements.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-179828). The Company filed prospectus supplements, dated February 26, 2013 and February 27, 2013, to the prospectus, dated May 15, 2012, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Company and the Operating Partnership have engaged in and expect to engage in commercial banking, investment banking, brokerage and other dealings with one or more of the Sales Agents and their affiliates in the ordinary course of business and have paid and expect to pay customary fees and commission for their services on those transactions. An affiliate of Deutsche Bank Securities, Inc. is acting as administrative agent, sole lead arranger and book-running manager under the credit agreement that governs the Company’s $150.0 million senior secured revolving credit facility. An affiliate of RBC Capital Markets, LLC serves as syndication agent under the credit agreement. The affiliates of these Sales Agents will receive a pro rata portion of any net proceeds from the sale of Shares under the applicable Sales Agent Agreement used to reduce amounts that may be outstanding from time to time under the $150.0 million senior secured revolving credit facility.

The foregoing description of the Sales Agent Agreements is not complete and is qualified in its entirety by reference to the entire Sales Agent Agreements, copies of which are attached hereto as Exhibits 1.1, 1.2, 1.3, 1.4 and 1.5 and incorporated herein by reference.

In connection with the filing of the Sales Agent Agreements, the Company is filing as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K opinions of Venable LLP, its Maryland counsel, and Hunton & Williams LLP, its tax counsel, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the Operating Partnership and Robert W. Baird & Co. Incorporated.

1.2	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the Operating Partnership and Deutsche Bank Securities Inc.

1.3	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the Operating Partnership and JMP Securities LLC.

1.4	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the

Operating Partnership and MLV & Co. LLC.

1.5	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the Operating Partnership and RBC Capital Markets, LLC.

5.1	Opinion of Venable LLP, dated February 27, 2013, regarding the legality of the Shares.

8.1	Opinion of Hunton & Williams LLP, dated February 27, 2013, regarding certain tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC. (Registrant)

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: February 27, 2013		Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP (Registrant)

	By:	SUMMIT HOTEL GP, LLC, its General Partner

	By:	SUMMIT HOTEL PROPERTIES, INC., its Sole Member

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: February 27, 2013		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the Operating Partnership and Robert W. Baird & Co. Incorporated.

1.2	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the Operating Partnership and Deutsche Bank Securities Inc.

1.3	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the Operating Partnership and JMP Securities LLC.

1.4	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the Operating Partnership and MLV & Co. LLC.

1.5	At Market Issuance Sales Agreement, dated February 27, 2013, by and among the Company, the Operating Partnership and RBC Capital Markets, LLC.

5.1	Opinion of Venable LLP, dated February 27, 2013, regarding the legality of the Shares.

8.1	Opinion of Hunton & Williams LLP, dated February 27, 2013, regarding certain tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1 hereto).